UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

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CALA CORPORATION

________________

(Exact name of registrant as specified in its charter)

OKLAHOMA	000-15109	73-1251800
(State or other
Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 Texas Street

HOUSTON, TEXAS 77002

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(Address of principal executive offices)

(Zip Code)

Registrants telephone number, including area code: 713-302-8689

The Cala Corporation trading under the symbol of CCAA is pleased to inform its shareholders that the company has purchased the trademark of Calcio Lecco 1912. The Calcio Lecco 1912 website is www.aclecco.it

The company plans is to take the Calcio Lecco (Lecco Soccer Club) to the Italian Major League as well as to the European Championship League. Currently Calcio Lecco 1912 is playing in the Italian Soccer League fourth division.

Cala Corporation

July 26, 2012 ---/s/Joseph Cala-------

By: Joseph Cala

Chairman and Chief

Executive Officer